Exhibit 99.1

Applied Optoelectronics Reports Second Quarter 2018 Results

Sugar Land, Texas, Aug. 7, 2018 – Applied Optoelectronics, Inc. (NASDAQ: AAOI), a leading provider of fiber-optic access network products for the internet datacenter, cable broadband, telecom and fiber-to-the-home (FTTH) markets, today announced financial results for its second quarter ended June 30, 2018.

“We are pleased with our second quarter results, which were driven by increased demand for our market-leading datacenter products. We continue to focus on diversifying our customer base and in the quarter secured seven design wins, including one 100G win with a large datacenter operator in China,” said Dr. Thompson Lin, Applied Optoelectronics Inc. founder and CEO. “We remain confident in our competitive position. We believe our platform, proprietary manufacturing processes and vertical integration are keys to our success in the market, and remain focused on building on this strong foundation to position AOI for further success.”

Second Quarter 2018 Financial Summary

•	Total revenue was $87.8 million, compared with $117.4 million in the second quarter 2017 and $65.2 million in the first quarter of 2018.

•	GAAP gross margin was 38.6%, compared with 45.4% in the second quarter 2017 and 39.6% in the first quarter of 2018. Non-GAAP gross margin was 40.4%, compared with 45.5% in the second quarter 2017 and 40.0% in the first quarter of 2018.

•	GAAP net income was $8.0 million, or $0.40 per diluted share, compared with net income of $29.1 million, or $1.43 per diluted share in the second quarter 2017, and net income of $2.1 million, or $0.11 per diluted share in the first quarter of 2018.

•	Non-GAAP net income was $12.9 million, or $0.64 per diluted share, compared with non-GAAP net income of $31.3 million, or $1.54 per diluted share in the second quarter 2017, and non-GAAP net income of $5.6 million, or $0.28 per diluted share in the first quarter of 2018.

A reconciliation between all GAAP and non-GAAP information referenced above is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures.

Third Quarter 2018 Business Outlook (+)

For the third quarter of 2018, the company currently expects:

•	Revenue in the range of $82 million to $92 million.

•	Non-GAAP gross margin in the range of 40.0% to 41.5%.

•	Non-GAAP net income in the range of $11.1 million to $15.2 million, and non-GAAP fully diluted earnings per share in the range of $0.54 to $0.75 using approximately 20.4 million shares.

(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

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Conference Call Information

The company will host a conference call and webcast for analysts and investors on Aug. 7, 2018 to discuss its second quarter 2018 results and outlook for its third quarter 2018 at 4:30 p.m. Eastern time / 3:30 p.m. Central time. Open to the public, investors may access the call by dialing (412) 717-9586. A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing (412) 317-0088 and entering passcode 10122233.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company's actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: the company's reliance on a small number of customers for a substantial portion of its revenues; reduction in the size or quantity of customer orders; change in demand for the company's products or their rate of deployment of their products; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; potential pricing pressure; general conditions in the internet datacenter, cable television (CATV) broadband, telecom, or fiber-to-the-home (FTTH) markets; changes in the world economy (particularly in the United States and China); changes in the regulation and taxation of international trade, including the imposition of tariffs; changes in currency exchange rates; the negative effects of seasonality; and other risks and uncertainties described more fully in the company's documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact the company's business are set forth in the "Risk Factors" section of the company's quarterly and annual reports on file with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "believe," "predicts," "think," "objectives," "optimistic," "new," "goal," "strategy," "potential," "is likely," "will," "expect," "plan" "project," "permit" or by other similar expressions that convey uncertainty of future events or outcomes. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company's expectations.

Non-GAAP Financial Measures

In addition to GAAP reporting, we provide non-GAAP gross margin, non-GAAP net income (loss), and non-GAAP earnings per share to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross margin, we exclude stock-based compensation expense, non-recurring expenses and expenses associated with discontinued products, if any, from our GAAP gross margin. To arrive at our non-GAAP net income (loss), we exclude all amortization of intangible assets, stock-based compensation expense, non-recurring expenses, unrealized foreign exchange gain (loss), losses from the disposal of idle assets, if any, non-recurring tax expenses (benefits), and expenses associated with discontinued products, if any, from our GAAP net income (loss). Included in our non-recurring expenses in Q2 2018 are certain consulting fees, and employee severance expenses. Non-cash expenses associated with discontinued products in Q2 2018 include depreciation on certain equipment undergoing reconfiguration. Other expenses associated with discontinued products in Q2 2018 include inventory obsolescence charges associated with materials used in the manufacture of these discontinued products.

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Our non-GAAP earnings per share is calculated by dividing our non-GAAP net income by the fully diluted share count. We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

•	We believe that elimination of items such as stock-based compensation expense, unrealized foreign exchange gain (loss) and non-recurring expenses is appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;

•	We believe that elimination of expenses associated with discontinued products, including depreciation and inventory obsolescence is appropriate because these expenses are not indicative of our ongoing operations;

•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results, and with our peer companies, many of which also use similar non-GAAP financial measures; and

•	We anticipate that investors and securities analysts will utilize non-GAAP measures to evaluate our overall operating performance.

A reconciliation of our GAAP net income (loss) and GAAP earnings per share for the three and six months ended June 30, 2018 to our non-GAAP net income (loss) and earnings per share is provided below. Also provided below for the three and six months ended June 30, 2018 is a reconciliation of our GAAP total gross profit to our non-GAAP total gross profit, for purposes of calculating our non-GAAP gross margin.

Non-GAAP measures should not be considered as an alternative to net income (loss), earnings per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such other non-GAAP measures in the same manner. We have not reconciled the non-GAAP measures included in our guidance to the appropriate GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. GAAP measures that impact our non-GAAP financial measures may include stock-based compensation expense, non-recurring expenses, amortization of intangible assets, unrealized exchange loss (gain), asset impairment charges, and loss (gain) from disposal of idle assets. These GAAP measures cannot be reasonably predicted and may directly impact our non-GAAP gross margin, our non-GAAP net income and our non-GAAP fully-diluted earnings per share, although changes with respect to certain of these measures may offset other changes. In addition, certain of these measures are out of our control. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

About Applied Optoelectronics

Applied Optoelectronics Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules and equipment. AOI's products are the building blocks for broadband fiber access networks around the world, where they are used in the internet datacenter, CATV broadband, telecom and FTTH markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all four of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

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Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Maria Riley & Chelsea Lish

+1-415-217-7722

ir@ao-inc.com

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	June 30, 2018	December 31, 2017

ASSETS
CURRENT ASSETS
Cash, Cash Equivalents and Short term investments	$77,943	$83,984
Accounts Receivable, Net	48,668	59,850
Inventories	93,269	75,768
Prepaid Income Tax	638	1,394
Prepaid Expenses and Other Current Assets	10,070	8,701
Total Current Assets	230,588	229,697

Property, Plant And Equipment, Net	212,105	197,943
Land Use Rights, Net	6,096	804
Intangible Assets, Net	3,978	4,007
Deferred Income Tax Assets	13,151	12,801
Other Assets	6,286	7,732
TOTAL ASSETS	$472,204	$452,984

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$51,429	$43,624
Accrued Expenses	16,651	19,103
Accrued Income Tax	464	7,422
Current Portion of Long Term Debt	3,161	559
Total Current Liabilities	71,705	70,708

Notes Payable and Long Term Debt	57,868	49,000
TOTAL LIABILITIES	129,573	119,708

STOCKHOLDERS' EQUITY
Total Preferred Stock	–	–
Common Stock	20	19
Additional Paid-in Capital	288,686	285,376
Cumulative Translation Adjustment	5,633	9,743
Retained Earnings	48,292	38,138
TOTAL STOCKHOLDERS' EQUITY	342,631	333,276

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$472,204	$452,984

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue
Datacenter	$69,040	$99,298	$119,623	$178,892
CATV	14,184	14,404	24,752	27,498
Telecom	4,157	3,077	7,743	6,248
FTTH	166	125	277	223
Other	275	467	666	734
Total Revenue	87,822	117,371	153,061	213,595

Total Cost of Goods Sold	53,959	64,089	93,362	118,841

Total Gross Profit	33,863	53,282	59,699	94,754

Operating Expenses:
Research and Development	12,645	8,073	24,381	15,505
Sales and Marketing	2,377	2,158	4,851	4,061
General and Administrative	9,898	8,786	19,354	16,608
Total Operating Expenses	24,920	19,017	48,586	36,174

Operating Income	8,943	34,265	11,113	58,580

Other Income (Expense):
Interest Income	85	70	137	105
Interest Expense	(279)	(245)	(350)	(544)
Other Income	292	192	305	156
Foreign Exchange Gain (Loss)	1,289	(128)	249	(700)
Total Other Income (Expense):	1,387	(111)	341	(983)

Net Income before Income Taxes	10,330	34,154	11,454	57,597

Income Tax Expense	(2,296)	(5,083)	(1,300)	(8,737)

Net Income	8,034	29,071	10,154	48,860
Net income per share attributable to common stockholders
basic	$0.41	$1.52	$0.52	$2.59
diluted	$0.40	$1.43	$0.51	$2.45

Weighted-average shares used to compute net income per share attributable to common stockholders
basic	19,590	19,081	19,541	18,841
diluted	20,080	20,367	20,012	19,956

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Applied Optoelectronics, Inc.

Reconciliation of Statements of Operations under GAAP and Non-GAAP

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP total gross profit (a)	$33,863	$53,282	$59,699	$94,754
Share-based compensation expense	211	134	388	212
Non-recurring expense	0	0	7	0
Expenses associated with discontinued products	1,432	0	1,503	0
Non-GAAP total gross profit (a)	35,506	53,416	61,597	94,966

GAAP net income	8,034	29,071	10,154	48,860
Amortization of intangible assets	127	120	253	238
Share-based compensation expense	2,900	2,260	5,469	3,767
Non-recurring charges	330	290	620	390
Expenses associated with discontinued products	1,432	–	1,503	–
Non-cash expenses associated with discontinued products	1,004	–	1,755	–
Loss from disposal of idle assets	–	2	–	2
Unrealized exchange loss (gain)	(911)	(101)	(1,114)	147
Non recurring tax benefit	(48)	(320)	(162)	(320)
Non-GAAP net income	12,868	31,322	18,478	53,084

GAAP diluted net income per share	$0.40	$1.43	$0.51	$2.45
Amortization of intangible assets	0.01	0.01	0.01	0.01
Share-based compensation expense	0.14	0.11	0.27	0.19
Non-recurring charges	0.02	0.01	0.03	0.02
Expenses associated with discontinued products	0.07	–	0.08	–
Non-cash expenses associated with discontinued products	0.05	–	0.09	–
Loss from disposal of idle assets	–	–	–	–
Unrealized exchange loss (gain)	(0.05)	(0.00)	(0.06)	0.01
Non recurring tax benefit	(0.00)	(0.02)	(0.01)	(0.02)
Non-GAAP diluted net income per share	$0.64	$1.54	$0.92	$2.66

Shares used to compute diluted earnings per share	20,080	20,367	20,012	19,956

(a) Provided for the purpose of calculating gross profit as a percentage of revenue (gross margin).

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